EXHIBIT 10.35
-------------

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE PORTIONS OF THE AGREEMENT INDICATED WITH AN ASTERISK (*). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED TERMS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES & EXCHANGE COMMISSION.



                       OBJECTIVE SYSTEMS INTEGRATORS, INC.

                          ENTERPRISE LICENSE AGREEMENT

                               CONTRACT ELA - 352


THIS ENTERPRISE LICENSE AGREEMENT ("Agreement") is entered into as of September 22, 2000 ("Effective Date"), between OBJECTIVE SYSTEMS INTEGRATORS, INC. ("OSI"), and E.SPIRE COMMUNICATIONS, INC. ("e.spire").


1.   DEFINITIONS
     -----------

     (A)  COMBINED SOFTWARE. Computer code, data files or rules that result from
          (1) other computer code, data files or rules being linked, combined or otherwise operated with OSI Software, or (2) Licensee's extensions or enhancements to OSI Software.

     (B) CONFIDENTIAL INFORMATION. Written, machine-reproducible and visual materials that are described in this Agreement, or clearly marked when disclosed, as being confidential, together with all visual or oral materials that are identified as confidential at the time of their disclosure or, based on the circumstances of the disclosure, ought reasonably understood to be confidential.

     (C) DOCUMENTATION. User manuals and similar documents supplied to e.spire with OSI Software. Documentation does not include product or service descriptions, advertising materials or marketing materials.

     (D) INSTALLATION DATE. The day that OSI declares OSI Software ready for use, if it is to be installed by OSI, or the day it is installed by Licensee, if it is not to be installed by OSI; provided, however, in all events the Installation Date will be on or before December 31, 2000.

     (E)  LICENSEE. e.spire*.

     (F) LICENSEE SOFTWARE. Computer code, modules, programs, data files or rules that are owned by or licensed to Licensee and designed to be linked, combined or otherwise operated with OSI Software. Licensee Software does not include OSI Software.

     (G) NETWORK. e.spire's internal local or wide area network, including interfaces deployed outside of its facilities that are used for communicating with other entities.

     (H) OSI SOFTWARE. Computer code, data files and rules that are listed as OSI Software in an Order or that are provided to Licensee in connection with Support. OSI Software does not include Licensee Software.

     (I)  .*

     (J) SELF-HELP CODE. Any back door, time bomb, drop dead device or other software routine designed to disable a computer program automatically with the passage of time or under the positive control of a person other than e.spire. Self-Help Code does not include authorization codes or other software routines designed to permit


ELA - 352                                                                PAGE 1

          OSI or its agents to obtain access to e.spire's computer systems for purposes of maintenance, usage statistics or technical support.

     (K)  SUPPORT. The update, maintenance and support services described in
          Exhibit 4.

     (L) UNAUTHORIZED CODE. Any virus, Trojan horse, worm, or other software routines designed to permit unauthorized access, to disable, erase, or otherwise harm software or data, or to perform any other similar actions. Unauthorized Code does not include Self-Help Code.

     (M) VENDOR. A third party that provides software modules embedded in OSI Software.


2.   FEES, ORDERS AND PAYMENT
     ------------------------

     (A) FEES. Licensee will pay the fees set forth in Exhibit 1 and at the time specified in Exhibit 1.

          (1) Payment will be made in U.S. Dollars and in immediately available funds. Amounts not paid when due will accrue interest at the lesser of 1.5% per month or the highest rate permitted by law. Licensee will reimburse OSI for all fees, costs and expenses (including reasonable attorneys' fees) incurred to collect overdue amounts.

          (2)  *.

     (B) TAXES. Fees exclude, and Licensee will pay, all sales, value-added, use or other governmental taxes and fees except for taxes based on OSI's net income ("Taxes"). Taxes paid or payable by OSI will be invoiced to and paid by Licensee. If Licensee is required to make a Tax or other withholding in connection with a payment, the amount due will be that which, having been grossed-up and the tax withheld, will yield OSI the same amount as it would have received if no withholding had been made. OSI will contest any Taxes that e.spire reasonably deems improperly levied, at e.spire's sole expense and subject to its direction and control.

     (C) ORDERS. Licensee will use the Order form attached as Exhibit 2 ("Order") to acquire any additional copies of OSI Software under this Agreement. If Licensee modifies this form or submits a different form, OSI will not be bound to any additional or different terms unless it expressly consents to them. If Licensee is in material breach of this Agreement, OSI may delay or cancel outstanding Orders. Otherwise, all Orders will be filled and are included within the license fees set forth in Exhibit 1.

     (D) CHANGES AND CANCELLATIONS. Orders may be changed or cancelled on notice to OSI not less than 30 days before scheduled shipment. Licensee will pay any out-of-pocket expenses reasonably incurred by OSI in connection with the change or cancellation.

     (E) DELIVERY. OSI will pack and ship OSI Software according to its standard practice, F.O.B. OSI's factory. Freight and insurance charges will be prepaid and invoiced to Licensee. Licensee will not acquire title to OSI Software. Risk of loss will pass when OSI Software is put on a carrier at OSI's facility. OSI will have no liability in connection with shipment except in the case of its gross negligence, in which case OSI's liability will be limited to promptly providing replacement OSI Software. Partial shipment is not allowed without Licensee's prior approval. If a partial shipment occurs without Licensee's prior approval, Licensee will have no obligation to pay for the shipment until any shortfall has been delivered by OSI.

     (F) AUDITS. On reasonable notice and no more than once per year, OSI or its agents (who will not be a competitor of e.spire or a Related Entity) may during normal business hours have access to Licensee's facilities to inspect Licensee's facilities (including its computers) and records to verify Licensee's proper use of the OSI Software governed by this Agreement. Licensee will keep records, in a format reasonably chosen by Licensee, regarding its use in sufficient detail to permit this verification. Licensee will also provide OSI with on-site access to its network and on-site access to its records, all as reasonably necessary to conduct a proper audit. Audits will be made, if at all, only in connection with (1) the termination or non-renewal of this Agreement, (2) the termination or non-renewal of any license under this Agreement, or (3)


ELA - 352                                                                PAGE 2
          use by a Related Entity in connection with that Related Entity ceasing to be a Related Entity as defined in this Agreement.


3.   LICENSES
     --------

     (A) GENERAL. This Section contains the rights granted to Licensee in OSI Software. Except for rulesets, which are provided in OSI's 4GL programming language, Licensee will receive only an object code license for OSI Software.

     (B) LICENSE GRANTS. Licensee is granted a personal, non-transferable, non-exclusive, * license, solely for its own internal use and without rights to sublicense, to (1) load, install, execute, display and store OSI Software, (2) use the Documentation for that purpose, (3) extend or enhance OSI Software, and (4) use OSI Software as a part of Combined Software.

     (C) TERM AND LIMITATIONS. * Licensee will not, nor will it permit others to, use OSI Software to develop code, objects, modules or programs that modify or substitute for code, objects, modules or programs in OSI Software. Use of OSI Software is limited those uses for which Licensee has paid the applicable fees. OSI Software may contain authorization codes and lockout software that restricts their operation to properly licensed uses.

     (D) INTELLECTUAL PROPERTY. Licensee will not copy, alter, adapt, modify or make derivative works of OSI Software except as permitted by this Section. A reasonable number of backup copies of OSI Software may be made (and a reasonable number of copies of the Documentation for Licensee's internal use) provided that all proprietary notices on and in the OSI Software and Documentation are simultaneously copied. OSI Software may contain processes or techniques that are patented. No license to use those processes and techniques apart from the OSI Software is granted.

     (E) REVERSE ENGINEERING. Licensee will not, and waives to the fullest extent permitted by law any right to, reverse engineer, decompile, disassemble or otherwise derive the source code for OSI Software, or to decode, de-encrypt or engineer around any security measures in OSI Software.

     (F) TRANSFERS. Licensee may transfer OSI Software to computers that are owned by or leased to Licensee. However, it will need to obtain the requisite authorization codes from OSI before making the transfer. Licensee will not otherwise rent, license, sell or transfer any portion of the OSI Software. Any purported transfer will be void, will be a breach of this Agreement and will cause the licenses granted in this Agreement to automatically terminate without notice to Licensee.

     (G) THIRD PARTY SERVICES. Licensee will not use OSI Software to provide network management or operations support services to a third party, other than another Related Entity, except in combination with providing other services to the third party via Licensee's Network. This will apply whether the elements of the Network are owned by the third party, leased to the third party by Licensee, or fully owned by Licensee.

     (H)  *


4.   OWNERSHIP AND PROPRIETARY RIGHTS
     --------------------------------

     (A) OWNERSHIP. All right, title and interest to copyrights, trade secrets, patents and other intellectual property rights (1) in OSI Software will remain the exclusive property of OSI and its Vendors, and (2) in Licensee Software and the Network will remain the exclusive property of Licensee. For Combined Software, the parties will each retain full and exclusive rights to those portions of their respective software that are incorporated into the Combined Software. Combined Software will not be a joint work, and on termination of the license to OSI Software included in Combined Software, Licensee's right to use that OSI Software will end, even as part of Combined Software.

ELA - 352                                                                PAGE 3

     (B) OSI CONFIDENTIAL INFORMATION. All aspects of OSI Software, including programs, methods of processing, program design and structure, and the interaction and unique programming techniques they employ, are Confidential Information.

     (C) LICENSEE CONFIDENTIAL INFORMATION. All aspects of Licensee's Network, including programs, methods of processing, structure, the interaction of elements within the Network and unique programming techniques employed by Licensee to facilitate that interaction, are Confidential Information.


5.   INSTALLATION, SUPPORT AND TRAINING
     ----------------------------------

     (A) INSTALLATION AND SUPPORT. OSI will not be responsible for installing, testing, managing or controlling OSI Software. Exhibit 4 contains the terms that will apply to Support.

     (B) TRAINING. OSI will make available to Licensee a total of * OSI Training Units that can be used by Licensee at any time during the Term for OSI training. Training classes will be held at mutually agreed times and at OSI's designated facilities within the continental United States. The cost of these training credits is included within the fees in Exhibit 1. Additional training will be in accordance with the OSI's standard rates in effect at the time the training occurs, or at any other rates the parties may later agree, and subject to OSI's standard cancellation policies. Licensee will be responsible for the travel and other out-of-pocket expenses of its employees attending OSI training.


6.   WARRANTIES
     ----------

     (A) WARRANTIES. OSI makes the following warrants for the benefit of e.spire:

          (1) For 90 days after the Installation Date, the media on which the each component of OSI Software is recorded will be free from defects.

          (2) For 90 days after the Installation Date, each component of OSI Software will operate in all material respects as described in its Documentation.

          (3) OSI has all necessary authority, right and power to convey the licenses granted in this Agreement.

          (4) OSI knows of no infringement claims or facts that would give rise to an infringement claim regarding its ownership or license of the OSI Software.

          (5) The OSI Software, including future updates, does not and will not contain any Self-Help Code or any Unauthorized Code. OSI makes this warranty notwithstanding any state law that authorizes the use of Self-Help Code.

     (B) LIMITATIONS. THE WARRANTY IN SECTION 6(A) IS EXCLUSIVE. EXCEPT FOR THAT WARRANTY, OSI SOFTWARE AND SUPPORT ARE PROVIDED "AS-IS." THIS WARRANTY DOES NOT GUARANTEE THAT (1) OSI SOFTWARE WILL PERFORM IN EVERY OPERATING ENVIRONMENT OR BE UNINTERRUPTED OR ERROR FREE IN ITS OPERATION, OR (2) ANY DEFECT OR MALFUNCTION CAN OR WILL BE CORRECTED. NO OTHER WARRANTY OR CONDITION IS EXPRESSED OR IMPLIED, INCLUDING WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY. OSI will have no warranty obligation with respect to (1) any portion of OSI Software that has been modified, altered or combined with other software by a party other than OSI, unless the modification has been approved in writing or required by OSI, or (2) defects or malfunctions resulting from causes other than ordinary and proper use, or from hardware or software other than that provided, approved in writing or required by OSI and in the form provided, approved or required by OSI.

     (C) EXCLUSIVE REMEDIES. Licensee's sole remedy for a breach of the limited warranties in Section 6(a) will be for OSI to use commercially reasonable efforts to restore the OSI Software so that it materially conforms to its Documentation as described in Exhibit 4. If it cannot do so, Licensee may terminate its license for the non-conforming OSI Software and obtain a refund of the pro rata license fees paid to OSI for the license.

ELA - 352                                                                PAGE 4

     (D) PRE-RELEASE SOFTWARE. On request, OSI may provide Licensee with Pre-Release OSI Software (such as "alpha" or "beta" versions of new or existing OSI Software) for evaluation and familiarization. Pre-Release OSI Software is provided "as is" and without warranty of any kind. It may contain bugs or inoperable features that will not be corrected. OSI may change Pre-Release OSI Software significantly before commercial release, or even not produce a commercial product based on Pre-Release OSI Software.


7.   DAMAGES AND LIMITATIONS
     -----------------------

     (A) DAMAGES. NEITHER PARTY WILL BE LIABLE, REGARDLESS OF THE FORM OF ACTION, FOR LOST DATA, REVENUES, PROFITS OR SAVINGS, OR FOR INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF THE DAMAGES. THIS LIMITATION WILL NOT APPLY TO A BREACH OF SECTIONS 3, 4 OR 10(A).

     (B) AGGREGATE LIABILITY. OSI WILL NOT BE LIABLE FOR DAMAGES IN EXCESS OF *. THIS LIMITATION WILL (1) APPLY REGARDLESS OF THE FORM OF ACTION, WHETHER CONTRACT OR TORT, INCLUDING NEGLIGENCE AND STRICT LIABILITY, AND (2) NOT APPLY TO INDEMNITY UNDER SECTION 8 OR TO LIABILITY FOR REAL PROPERTY DAMAGE, DEATH OR BODILY INJURY CAUSED BY OSI'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.


8.   INFRINGEMENT INDEMNITIES
     ------------------------

     (A)  OSI INDEMNIFICATION.

          (1) So long as Licensee complies with the material terms of Sections 3 and 4, OSI will defend Licensee against any claims, and indemnify and hold it harmless against any judgments, directly or indirectly resulting from a claimed infringement or violation of copyright, patent or other intellectual property rights with respect to OSI Software. However, OSI will not be liable for any claims or judgments based directly on (a) the actions of Licensee, its employees or agents, unless those actions were on the express instructions or authorization of OSI, (b) use of a version, modification or adaptation of OSI Software, if the infringement would have been avoided by the use of a then-current unaltered release of OSI Software that had been provided to Licensee under this Agreement before the claim, (c) use of Combined Software, if OSI Software operated independently of the Combined Software is not the cause of the infringement unless the infringement arises from OSI's express instructions to Licensee, or (d) use of OSI Software in combination with any hardware, software or data not delivered in that combination by OSI, unless the use or combination was made on the express instructions to Licensee.

          (2) On receiving notice of a claimed infringement, OSI may (a) settle on terms that permit continued use of the OSI Software, (b) modify the OSI Software to be non-infringing, or (c) if these remedies are not reasonably available, grant Licensee a credit equal to the depreciated value of the OSI Software that is the cause of the claim on its return to OSI. Depreciation will be based on a 48-month life that begins on the Installation Date.

          (3) THIS SECTION PROVIDES LICENSEE'S SOLE REMEDY FOR INFRINGEMENT OF PATENTS, COPYRIGHTS OR OTHER INTELLECTUAL PROPERTY RIGHTS.

     (B) LICENSEE INDEMNIFICATION. Licensee will defend OSI and its Vendors against any claims, and indemnify and hold them harmless against any judgments, directly or indirectly resulting from a claimed infringement or violation of copyright, patent or other intellectual property rights with respect to OSI Software to the extent that Licensee Software or any of the acts described in Section 8(a)(1)(a) -
          (d) is the cause of the claimed infringement or violation.

     (C) COOPERATION. Notwithstanding the above, an indemnifying party not obligated to defend or indemnify another party unless: (1) it has been promptly notified of the claim or suit and furnished with a copy of each pleading, communication, notice and other action relating to the claim or suit, (2) it is allowed, at its


ELA - 352                                                                PAGE 5
          expense, to assume sole authority to conduct the trial or settlement of the claim or suit and any negotiations related to it, and (3) the party being indemnified promptly provides all information and assistance the indemnifying party reasonably requests in connection with the claim or suit.


9.   TERM AND TERMINATION
     --------------------

     (A) TERM. This Agreement will start as of the Effective Date and will remain in effect for * months ("Term").

     (B) TERMINATION OF AGREEMENT. This Agreement may be terminated (1) by either party on breach by the other remaining uncured 30 days after notice specifying the breach with particularity, (2) immediately on notice by OSI under Section 3(f), or (3) by notice from either party if the other party becomes insolvent, bankrupt or makes an assignment for the benefit of creditors.

     (C) TERMINATION OF LICENSES. The licenses granted in Section 3 will terminate on the earliest of the following to occur: (1) termination of this Agreement by OSI under Section 9(b), (2)* or (3) notice from Licensee. On termination of a license, Licensee will immediately destroy or return to OSI, at Licensee's option, all copies of the relevant OSI Software in its possession or under its control. If Licensee elects to destroy the OSI Software, it will provide written confirmation from a full time employee at the Vice President level or above to the effect that the OSI Software has been destroyed. Licensee will thereafter have no continuing rights to that OSI Software, whether alone or as part of Combined Software.

     (D) RENEWAL. Not less than 60 days before expiration of this Agreement, the parties will meet to (1) determine the scope of Licensee's then-current use of the OSI Software, and (2) agree pricing that will apply to Licensee's use, if any, of the OSI Software in excess of its volume of use on the date of expiration. Absent agreement, pricing for additional usage increments of OSI Software will be set at OSI's then-current list prices.

     (E) SURVIVAL. On expiration or termination of this Agreement, the obligations of Licensee to pay amounts owed to OSI and to discharge any liability incurred before expiration or termination will survive, together with the provisions of Sections 2- 4 and 6-10.


10.  GENERAL
     -------

     (A) CONFIDENTIAL INFORMATION. In the course of their dealings, each party will acquire Confidential Information about the other and its partners, including Confidential Information regarding business activities and operations, technical information and other trade secrets. Each party will hold the other party's Confidential Information in confidence. Neither party will use the other's Confidential Information for purposes other than to perform this Agreement nor will they disclose the other's Confidential Information except to those employees or advisors who (1) have a need to know it, and (2) are bound by law or have otherwise agreed in writing to maintain its confidence. Confidential Information includes all nonpublic components of OSI Software, including program design and structure, the unique programming techniques employed, and performance data or test results. It also includes a party's non-public plans for new products or services, product improvements and business strategies. If a party discovers Confidential Information has been improperly used or disseminated, it will immediately notify the other party and take all reasonable actions to minimize the impact of the use or disclosure.

     (B) EXCLUDED INFORMATION. Even if marked as confidential, Section 10(a) will not apply to information that is (1) generally available to the public, (2) known by the receiving party without obligation of confidentiality before the negotiations leading to this Agreement, (3) independently developed by the receiving party outside the scope of this Agreement, (4) lawfully disclosed to the receiving party without restriction by a third party having the right to make the disclosure or (5) required to be publicly disclosed to a court or other tribunal. For required disclosures to a court or tribunal, the receiving party will promptly notify the disclosing party of the proceedings and fully assist it, at the expense of the party seeking protection, in obtaining protective orders to maintain the confidentiality of its Confidential Information.


ELA - 352                                                                PAGE 6

     (C)  COMPLIANCE WITH EXPORT AND OTHER LAWS.
          --------------------------------------

          (1) OSI Software, and all related rights, technical data and information, are subject to export controls imposed by the U.S. Government and other countries. Licensee will comply with all applicable import, export or other control restrictions. To the extent Licensee wishes to export OSI Software, OSI will provide Licensee with reasonable assistance to enable it to comply with applicable export laws.

          (2) Each party, at its expense, will comply with all applicable laws, regulations, codes and ordinances. In addition to being a breach of this Agreement, to the extent that any such non-compliance results in liability which flows in whole or in part to the non-violating party, the non-violating party will be entitled to require the violating party to provide full and complete indemnification. Neither party will be bound by any provision of this Agreement to the extent, but only to the extent, that it violates applicable law.

     (D) TRADEMARKS. Neither party will have any claim or right in the other's name, logo, trademarks, and other identifying mark, including trademarks, service marks, or trade names owned, used or claimed by the other ("Identifying Marks"). Neither party will lodge any filings with respect the other party's Identifying Marks nor to marks confusingly similar to the Identifying Marks.

     (E) ORDERLY TRANSITION. If the Agreement terminates other than as a result of Licensee's material breach, OSI will provide Licensee with reasonable assistance in its transition to another vendor. This assistance will not include providing Confidential Information or protected intellectual property to the new vendor, but will include such items as the provision of reports, files or similar documents necessary for the continued operation of Licensee's Network. OSI will be compensated for this assistance but the amount of that compensation, if any, will be as mutually agreed by the parties.

     (F) NO SOLICITATION. Neither party will (1) solicit the other's employees or otherwise aid, encourage, or advise employees of the other to terminate their employment, or (2) hire an individual who has been an employee of the other at any time within the six months after the individual has ceased being an employee of the other. The foregoing will not be deemed to preclude a party from hiring an employee of the other who has responded to a notice of a vacant position open to the general public.

     (G) NOTICES AND CONSENTS. Notices, consents, approvals and communications given under this Agreement will be (1) in the English language, (2) in writing, (3) sent by registered or certified mail, return receipt requested, postage prepaid, sent by confirmed facsimile, or sent by a courier service that obtains a signed receipt, in all cases to the address indicated below or to such other address as a party designates by prior notice, and (4) effective on the date received unless a later date is otherwise indicated in the notice, consent or communication.

     (H) ASSIGNMENT. This Agreement is not assignable, including by operation of law, by either party, either in whole or in part, without the prior consent of the other party, which consent will not be unreasonably withheld. * This Agreement will be binding on and inure to the benefit of the parties and their respective successors and permitted assigns.

     (I) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of California, United States of America, excluding its choice of law principles. The United Nations Convention on Contracts for the International Sale of Goods will not apply.

     (J) ARBITRATION. Any dispute, controversy or claim arising out of or relating to this Agreement will be finally resolved by binding arbitration under the Commercial Arbitration Rules of Arbitration of the American Arbitration Association in effect at the time of the arbitration ("AAA Rules"). There will be one arbitrator selected by mutual agreement of the parties within 45 days after the initiation of arbitration. If the parties do not agree on the arbitrator within that period, the President of the State Bar of California at that time will make the selection.

          (1) The venue of the arbitration will be Folsom. California. All proceedings will be conducted in English and, translations into English of all non-English language documents filed, submitted or exchanged


ELA - 352                                                                PAGE 7
               during the proceedings will be supplied concurrently by the producing party. On reasonable notice to the other party and the arbitrator, a party may use expert and rebuttal witnesses.

          (2) Each party will pay its own fees and expenses in connection with the arbitration. Common expenses (such as the fees of the arbitrator) will be borne by the parties as the arbitrator may determine.

          (3) The award of the arbitrator will be (a) in writing (including reasons), and (b) final and binding on the parties. Judgment on the award may be entered and enforced by any court of competent jurisdiction.

          (4) In no event will the arbitrator award punitive damages or any other damages that are not permitted under the express terms of this Agreement.

          (5) Without prejudice to the AAA Rules, either party may apply to any court of competent jurisdiction for such interim relief as it considers appropriate, without the need to post bond or other security, or if required, then the minimum bond or security required.

     (K) EQUITABLE RELIEF. Breach of a party's obligations regarding intellectual property rights will cause irreparable injury for which there is no adequate remedy at law. The aggrieved party will be entitled to equitable relief in addition to all other remedies that may be available, without the posting of bond or other security, or if required, then the minimum bond or security required.

     (L) FORCE MAJEURE. Neither party will be liable or held in default for a failure or delay in performing its obligations under this Agreement, other than to make payment for amounts owing or to comply with Sections 3 4 and 10(a), due to any causes beyond its control provided it takes all reasonable steps to avoid and minimize the impact of the cause.

     (M) ENTIRE AGREEMENT. This Agreement, including its Exhibits, is the entire agreement between the parties regarding its subject matter and supersedes all prior communications between them, both oral and written. Except as set forth in Section 10(k), this Agreement may not be modified, and no rights will be waived, except by an instrument in writing signed by a duly authorized representative of both parties. Section headings are for convenience only and will not be relevant in interpreting this Agreement. As used in this Agreement, the term "including" means by way of example and not limitation. Absent an express indication to the contrary, all references to a "day" or "days" are to calendar days.

     (N) MODIFICATIONS TO EXHIBITS. OSI may change Exhibit 4 on 30 days prior notice. If a change to Exhibit 4 materially reduces Support, Licensee may terminate Support for the remainder of any prepaid period and receive a pro rata refund.

     (O) WAIVERS AND REMEDIES. No waiver of a breach will constitute a waiver of any other breach of the same or any other provision of this Agreement. Except as otherwise provided, the rights and remedies in this Agreement are cumulative and in addition to any other rights or remedies available at law or equity.

     (P) EXECUTION. Neither this Agreement nor any modification of it will be binding on OSI unless signed by one of its Executive Officers. This Agreement may be executed in multiple counterparts, each of which will be deemed an original. A counterpart delivered by facsimile or similar electronic means will be deemed an original, equivalent in all respects to a manually executed counterpart.

     (Q) INTENTIONAL RISK ALLOCATION. The provisions of this Agreement reflect an informed, voluntary allocation between the parties of the risks (known and unknown) that may exist in connection with its subject matter. This allocation was a material part of the bargain between the parties. The economic and other terms of this Agreement were negotiated and agreed to by them in reliance on that allocation.

     (R) INDEPENDENT CONTRACTORS. The parties are independent contractors. Under no circumstances will the employees of one party be deemed the employees of the other. This Agreement does not grant authority for either party to act for the other in an agency or other capacity, or to make commitments of any kind for the account of or on the behalf of the other.

     (S) SEVERABILITY. If any provision of this Agreement is determined to be invalid or unenforceable, it will be deemed to be modified to the minimum extent necessary to be valid and enforceable. If it cannot be so

ELA - 352                                                                PAGE 8
          modified, it will be deleted and the deletion will not affect the validity or enforceability of any other provision unless, as a result, the rights of either party are materially diminished or the obligations and burdens of either party are materially increased so as to be unjust or inequitable.


ELA - 352                                                                PAGE 9

IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their duly authorized representatives.


OBJECTIVE SYSTEMS INTEGRATORS, INC.            E.SPIRE COMMUNICATIONS, INC.


By:                                            By:
     ---------------------------------              --------------------------------
Name:                                          Name:
       -------------------------------                ------------------------------
Title:                                         Title:
        ------------------------------                 -----------------------------
Date:                                          Date:
       -------------------------------                ------------------------------



Address for Notices:

Objective Systems Integrators, Inc.            e.spire Communications, Inc.
101 Parkshore Drive                            12975 Worldgate Drive
Folsom, California  95630 U.S.A.               Herndon, Virginia  20170
Attn:  Contracts Administration                Attn:  Chief Information Officer
Business Telephone:  (1) (916) 353-2400        Business Telephone:  (703) 389-2045
Facsimile for Notices:  (1) (916) 353-0647     Facsimile for Notices:  (703) 464-8073

                                               With a copy to the same address:
                                               Attn:  General Counsel
                                               Facsimilie:  (703) 639-6035



ELA - 352                                                                PAGE 10

                                    EXHIBIT 1
                                    ---------

                               CONTRACT ELA - 352

                                  LICENSE TERMS



1.     OSI SOFTWARE COVERED.*
       --------------------


2.     FEES. *
       ----


3. ON-SITE PROFESSIONAL SERVICES. OSI will also provide e.spire, in consideration of the Fees paid under this Agreement, with on-site professional services assistance for a period of * . Provision of these professional services will be under the Enterprise Professional Services Agreement (EPSA - 129) entered into between the parties contemporaneously with this Agreement, and will be as detailed in a Statement of Work under that Agreement.


ELA - 352                                                               PAGE 11

                                    EXHIBIT 2
                                    ---------

                               CONTRACT ELA - 352

                                 ORDER NO. _____



THIS ORDER is entered into as of ________ ("Effective Date") under the above Enterprise License Agreement ("Agreement"). All capitalized terms are defined in the Agreement unless otherwise expressly defined in this Order. On acceptance of this Order by OSI, the software and manuals described below will be OSI Software and Documentation for purposes of the Agreement.


1.     DESCRIPTION OF OSI SOFTWARE.
       ---------------------------


       Product
       ITEM #              QUANTITY         DESCRIPTION










2.     ATTACHMENT OF LICENSEE'S PURCHASE ORDER.
       ---------------------------------------


       Instead of completing the description and listing prices in this Order, Licensee may incorporate that information by attaching its standard form of purchase order. If Licensee does so, it agrees that, except for this information, no provisions in its purchase order will (1) be incorporated into this Order or into the Agreement, or (2) modify or amend the terms of this Order or the Agreement.


4.     DESIGNATION OF INITIAL DELIVERY POINT.
       -------------------------------------

       Licensee directs OSI to deliver the OSI Software to ___________________.


IN WITNESS WHEREOF, Licensee has caused this Order to be executed by its duly authorized representative as of the date indicated below.


-------------------------------------------------


By:
     --------------------------------------------
Name:
       ------------------------------------------
Title:
        -----------------------------------------
Date:
       ------------------------------------------

ELA - 352                                                               PAGE 12

                                    EXHIBIT 3
                                    ---------

                               CONTRACT ELA - 352

*


                                           OBJECTIVE SYSTEMS INTEGRATORS, INC.
-----------------------------------

LICENSEE



By:                                        By:
     ------------------------------             --------------------------------
Name:                                      Name:
       ----------------------------               ------------------------------
Title:                                     Title:
        ---------------------------                -----------------------------
Date:                                      Date:
       ----------------------------               ------------------------------


ELA - 352                                                               PAGE 13

                                    EXHIBIT 4
                                    ---------

                               CONTRACT ELA - 352

                                     SUPPORT



1.   DEFINITIONS
     -----------

     (A) DEFECT. An error in OSI Software or a failure of OSI Software to conform substantially with the Documentation supplied to Licensee in connection with the OSI Software that can be reproduced by OSI. Defects fall into three categories as follows:

          (1) PRIORITY 1 (PRODUCTION SYSTEM FAILURE). Licensee's primary production system (a) is completely unavailable, (b) has a problem that occurs with sufficient frequency that the system is effectively rendered inoperable, or (c) is affected such that critical business processes are unavailable. In each case, no Workaround can be immediately identified. For Priority 1 Defects, both OSI and Licensee will commit full-time resources to resolve the situation.

          (2) PRIORITY 2 (SYSTEM IMPAIRMENT). Licensee's business processes are impacted or impaired, but its primary production system still functions.

          (3) PRIORITY 3 (MINOR FAULT). There is no material operational impact on Licensee's business processes or a Workaround has been identified.

     (B) MAINTENANCE RELEASE. An updated release of OSI Software that incorporates all Patches since the last Maintenance Release or Product Release. A Maintenance Release is denoted by a change in the third number of the Version ID. Release notes are generally included.

     (C) PATCH. A specific change to resolve a Defect that is made between Maintenance Releases or Product Releases. A Patch may include additional or replacement Documentation.

     (D) PRODUCT RELEASE. A release of OSI Software that incorporates new enhancements, features and fixes since the last Product Release. A Product Release is denoted by a change in the first or second number in the OSI Software Version ID. Release notes and full Documentation are included.

     (E) REMOTE ACCESS. Access to Licensee's systems reasonably required by OSI to provide Support. Remote Access may include a dedicated connection, dial-up modem, internet, telnet or other means by which OSI can gain the needed access.

     (F) VERSION ID. A designation used to denote different versions of OSI Software. A Version ID consists of two or more numbers, each separated by a period (i.e. X.X.X), where the first two numbers designate the Product Release, the third number designates the Maintenance Release within a Product Release and any subsequent numbers designate the Patch level.

     (G) WORKAROUND. A change to the procedures Licensee follows or the data it supplies when using OSI Software. A Workaround is designed to enable OSI Software to operate without a material, adverse effect on it use by Licensee in its production environment.


2.   SUPPORT COVERAGE
     ----------------

     (A) OSI SOFTWARE. So long as Licensee is current in paying all undisputed Support charges and is not then in material breach of this Agreement, Licensee will receive the Support as described below for all OSI Software. Support is provided only for the current and the just prior Product Release of OSI Software, with all OSI recommended operating system, database and other Patches applied. For further information regarding non-current Product Releases, see OSI's Product Lifecycle Guidelines on its Web-based Technical Assistance Center, URL: http://tac.osi.com/ ("WebTAC").


ELA - 352                                                               PAGE 14

     (B) EXCLUDED ITEMS. Support does not include (1) installation of Maintenance Releases, Patches, Product Releases and Workarounds, (2) their integration into Licensee's system, or (3) their customization to conform to Licensee's environment.


3.   SUPPORT
     -------

     (A) OSI SOFTWARE. If Licensee believes that there is a Defect in OSI Software, Licensee will (1) promptly notify OSI, describing the parameters, procedures and conditions resulting from the Defect in sufficient detail to permit OSI to isolate the code that has caused the Defect, and (2) provide OSI with all data files, database rules and other software, together with Remote Access and (if OSI requires) on-site access, reasonably believed necessary by OSI for it to reproduce and analyze the Defect. If the Defect cannot be reproduced, no further action will be taken.

     (B) RESPONSE TIMES. On notice of a Defect and during the hours set forth below, OSI will initiate work to verify a Defect, advise Licensee of its plans for resolving the Defect, and use commercially reasonable efforts to resolve the Defect, as follows:

          (1) PRIORITY 1. OSI will promptly initiate work to verify the Defect, will use commercially reasonable efforts to resolve the Defect within 2 hours and, if unable to do so, will continue diligently to pursue resolution of the Defect.

               Licensee will also receive a support telephone/paging number to be used after normal business hours to report Priority 1 Defects. OSI will endeavor to respond within 15 minutes of receiving a call, message or page.

               OSI will be available to resolve Priority 1 Defects 24 hours per day, 7 days per week, 365 days per year.

          (2) PRIORITY 2. OSI will initiate work to verify a Priority 2 Defect no later than the next business day and will try to resolve it in 10 business days. OSI will be available to resolve Priority 2 Defects from 9 am until 6 p.m. PST, Monday through Friday excluding local OSI holidays.

          (3) PRIORITY 3. OSI will initiate work to verify a Priority 3 Defect and provide a reasonable Workaround in 30 business days. OSI will also try to include a correction for the Defect in the next Maintenance Release or Product Release. OSI will be available to resolve Priority 3 Defects from 9 am until 6 p.m. PST, Monday through Friday excluding local OSI holidays.

          If a Defect cannot be resolved within the times described above, OSI will notify Licensee and the parties will cooperate in good faith to arrive at a mutually satisfactory alternative.

     (C) NOTICE. OSI will work diligently to resolve Priority 1 and Priority 2 Defects with a Workaround or Patch. Whenever practical, OSI will verbally advise Licensee of a Workaround, followed by a confirmation posted on WebTAC, or otherwise provided to Licensee. If a Workaround does not resolve the Defect, OSI will use commercially reasonable efforts to provide a Patch.


4.   OSI SOFTWARE UPDATES
     --------------------

     Support fees include the right to receive a license to Maintenance Releases and Product Releases at the time each Release is made generally available. Revisions and enhancements to OSI Software will be made as OSI deems necessary and appropriate. OSI may discontinue updating OSI Software at any time or may incorporate any portion of existing OSI Software into a new and distinct product. In this latter case, OSI will offer to make the new product available to Licensee at its then current price.


ELA - 352                                                               PAGE 15

5.   GENERAL ASSISTANCE
     ------------------

     OSI will provide Licensee with a reasonable amount of generalized advice regarding the proper installation, configuration and operation of OSI Software in the form provided by OSI ("General Assistance"). Additional General Support is available on a time and materials basis.


6.   TELEPHONE HOTLINE
     -----------------

     Telephone Support for Basic Support and General Assistance is available 6:00 a.m. to 5:00 p.m., PST, Monday - Friday, excluding local OSI holidays.


7.   WEBTAC
     ------

     Subject to system availability, Support includes 24 hour-a-day, 7 day-a-week access to OSI's WebTAC. Use of the WebTAC is subject to the terms, conditions and procedures that are posted on the WebTAC site.


8.   GENERAL MATTERS
     ---------------

     (A)  CONTACTS AND INTERNAL SUPPORT.

          (1) Licensee will designate one employee who will be the primary contact and one employee who will be the backup contact (either of whom is a "Contact") for all matters related to Support. Each Contact will have will have reasonable knowledge of the OSI Software. In addition, they will have reasonable knowledge of both Unix system administration and database administration, troubleshooting and operation. Only the Contacts will have full use of OSI's WebTAC, although "read only" access and report generation can be provided to other of Licensee's employees.

          (2) All requests for Support will be made through the Contacts. In addition, Licensee will take and document the following actions (to the extent appropriate) both before and after reporting a
               Defect:

               o Maintain an up-to-date record of system changes, such as upgrades, Patches and modifications to operating systems, databases, devices, device software and OSI Software.

               o    Identify the nature of the Defect.

               o    Describe the events that led up to the problem.

               o    Reproduce the error and document the steps needed to do so.

               o Provide OSI with proper Remote Access and any required assistance.

               Licensee will also commit appropriate resources to clearing the Defect until its source has been agreed.

     (B) CANCELLATION. Support will end if Licensee's license for OSI Software is terminated. If Support ends, it will end, effective immediately, for all OSI Software. Previously paid fees will not be refunded.

     (C) REINSTATEMENT. Licensee may reinstate lapsed Support by paying all Support fees that are in arrears, plus (1) a reinstatement fee equal to 50% of the then-current annual fee, and (2) any costs, on a time and material basis, that OSI incurs to update Licensee's installations to current versions of OSI Software.

     (D) MODIFICATIONS AND UNAUTHORIZED USES. OSI will have no obligation to support OSI Software if it (1) has been modified by anyone other than OSI or at OSI's express authorization or request, or (2) is being used in violation of the terms of the Agreement. If a reported problem is not a Defect in OSI Software but is actually a problem caused by user error, modification of OSI Software by a party other than OSI, or third party hardware or software, OSI may invoice Licensee on a time and materials basis for efforts provided by OSI personnel for the problem.


ELA - 352                                                               PAGE 16

     (E) LIMITATIONS. OSI WILL USE COMMERCIALLY REASONABLE EFFORTS TO REPAIR DEFECTS, BUT DOES NOT GUARANTEE THAT IT WILL BE ABLE TO DO SO, OR THAT ANY REPAIR WILL BE SATISFACTORY TO LICENSEE.



ELA - 352                                                               PAGE 17